Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219209, No. 333-225332, No. 333-238946, No. 333-256953, No. 333-268725, No. 333-256952, and No. 333-271784) of Delek US Holdings, Inc. of our report dated November 22, 2024 relating to the financial statements of Gravity Water Intermediate Holdings LLC, which appears in this Current Report on Form 8-K/A.
/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 18, 2025